                                                                      EXHIBIT 12

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                                                    Six Months
                                                                 Year Ended November 30,                           Ended May 31,
                                             --------------------------------------------------------------     ------------------
                                                1995         1994         1993         1992         1991         1996       1995
                                                ----         ----         ----         ----         ----         ----       ----
Pre-tax earnings..........................   $   63,244   $   51,165   $   42,027   $   32,182   $   24,649   $   38,359 $   30,643
Interest..................................          483          606        1,016          872          700          129        354
Interest on rental expense(1).............        3,540        2,670        2,160        1,410        1,140        1,875      1,947
                                             ----------   ----------   ----------   ----------   ----------   ---------- ----------
     Total earnings and fixed charges.....       67,267       54,441       45,203       34,464       26,489       40,363     32,944
Interest..................................          483          606        1,016          872          700          129        354
Interest on rental expense(1).............        3,540        2,670        2,160        1,410        1,140        1,875      1,947
                                             ----------   ----------   ----------   ----------   ----------   ---------- ----------
     Total fixed charges..................        4,023        3,276        3,176        2,282        1,840        2,004      2,301
Ratio of Earnings to Fixed Charges........         16.7         16.6         14.2         15.1         14.4         20.1       14.3
                                             ==========   ==========   ==========   ==========   ==========   ========== ==========


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(1)  Represents such portion of rental expense which is representative of interest.